As filed with the Securities and Exchange Commission on February 6, 2025
    Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
PINTEREST, INC.
(Exact name of Registrant as specified in its charter)
________________________

Delaware	26-3607129
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

651 Brannan Street
San Francisco, California 94107
Telephone: (415) 762-7100
(Address of principal executive offices, including zip code)
________________________

2019 Omnibus Incentive Plan
(Full title of the plan)
________________________
Wanji Walcott
Chief Legal Officer
Pinterest, Inc.
651 Brannan Street
San Francisco, California 94107
Telephone: (415) 762-7100
(Name, address and telephone number, including area code, of agent for service)
________________________
Copies to:

Aaron Briggs	Jacquie Katzel
Gibson, Dunn & Crutcher LLP	VP & Deputy General Counsel
One Embarcadero Center Suite 2600	Pinterest, Inc.
San Francisco, CA 94111	651 Brannan Street
(415) 393-8200	San Francisco, California 94107
(415) 762-7100
________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.
Large accelerated filer    ☒    Accelerated filer    ☐
Non‑accelerated filer    ☐  (Do not check if a smaller reporting company)    Smaller reporting company    ☐
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Pinterest, Inc. (the “Registrant”), relating to 33,796,661 additional shares of its Class A common stock, par value $0.00001 per share, available for issuance pursuant to the Pinterest, Inc. 2019 Omnibus Incentive Plan. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2019 (File No. 333-230999), February 7, 2020 (File No. 333-236301), February 5, 2021 (File No. 333-252746), February 3, 2022 (File No. 333-262500), February 6, 2023 (File No. 333-269599) and February 8, 2024 (File No. 333-276956), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8.
PART II
Item 8.    Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant
4.2(2)	Certificate of Change of Registered Agent
4.3(3)	Amended and Restated Bylaws of the Registrant
5.1*	Opinion of Gibson, Dunn & Crutcher LLP
23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (contained on signature page hereto)
99.1(4)	Pinterest, Inc. 2019 Omnibus Incentive Plan
107.1*	Filing Fee Table

(1)    Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K (File No. 001-38872), filed with the Commission on April 23, 2019.
(2)    Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K (File No. 001-38872), filed with the Commission on November 19, 2024.
(3)    Incorporated by reference to Exhibit 3.3 filed with the Registrant’s Annual Report on Form 10-K (File No. 001-38872), filed with the Commission on February 6, 2025.
(4)    Incorporated by reference to Exhibit 10.11 filed with the Registrant’s Registration Statement on Form S‑1/A (File No. 333-230458), filed with the Commission on March 29, 2019.
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 6th day of February, 2025.

PINTEREST, INC.

Date: February 6, 2025	By:	/s/ William Ready
William Ready
Chief Executive Officer
POWER OF ATTORNEY

The undersigned directors and officers of Pinterest, Inc. hereby constitute and appoint William Ready, Julia Brau Donnelly and Wanji Walcott, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement, and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William Ready	Chief Executive Officer (Principal Executive Officer) and Director	February 6, 2025
William Ready

/s/ Chip Bergh	Director	February 6, 2025
Chip Bergh

/s/ Salaam Coleman Smith	Director	February 6, 2025
Salaam Coleman Smith

/s/ Leslie J. Kilgore	Director	February 6, 2025
Leslie J. Kilgore

/s/ Jeremy S. Levine	Director	February 6, 2025
Jeremy S. Levine

/s/ Gokul Rajaram	Director	February 6, 2025
Gokul Rajaram

/s/ Fredric G. Reynolds	Director	February 6, 2025
Fredric G. Reynolds

/s/ Scott Schenkel	Director	February 6, 2025
Scott Schenkel

/s/ Benjamin Silbermann	Director	February 6, 2025
Benjamin Silbermann

/s/ Marc Steinberg	Director	February 6, 2025
Marc Steinberg

/s/ Andrea Wishom	Director	February 6, 2025
Andrea Wishom

/s/ Julia Brau Donnelly	Chief Financial Officer (Principal Financial Officer)	February 6, 2025
Julia Brau Donnelly

/s/ Andrea Acosta	Chief Accounting Officer (Principal Accounting Officer)	February 6, 2025
Andrea Acosta